The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated November 13, 2017

November 2017 Registration Statement No. 333-212571 Pricing Supplement dated November , 2017 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Unlike conventional debt securities, the securities do not guarantee the payment of interest or any return of principal at maturity. Instead, the securities offer the opportunity for investors to receive a contingent quarterly payment equal to at least 3.7875% of the stated principal amount (the actual contingent quarterly payment will be determined on the pricing date) with respect to each quarterly determination date on which the closing price of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level. If the closing price of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment otherwise due. However, if on any determination date the closing price of any underlier is less than its initial underlier value, the securities will not be redeemed and if the closing price of any underlier is less than its downside threshold level, investors will not receive any contingent quarterly payment for the related quarterly period. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be equal to the stated principal amount plus the contingent quarterly payment otherwise due. However, if the securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Because all payments on the securities are based on the worst performing of the underliers, a decline in the closing price of any underlier below its downside threshold level on most or all of the determination dates will result in few or no contingent quarterly payments and/or a significant loss of your investment, even if the other underliers appreciate or have not declined as much. The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to receive contingent quarterly payments at a potentially above-market rate, subject to automatic early redemption. Investors will not participate in any appreciation of any underlier even though investors will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

SUMMARY TERMS
Issuer:	Barclays Bank PLC
Reference assets*:	Amazon.com, Inc. (“Amazon”) common stock (Bloomberg ticker symbol “AMZN<Equity>”), Alibaba Group Holding Limited (“Alibaba”) American depositary shares (Bloomberg ticker symbol “BABA<Equity>”) and Alphabet Inc. (“Alphabet”) Class A common stock (Bloomberg ticker symbol “GOOGL<Equity>”) (each an “underlier” and together the “underliers”)
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Initial issue price:	$10 per security (see “Commissions and initial issue price” below)
Pricing date†:	November 22, 2017
Original issue date†:	November 28, 2017
Maturity date*†:	November 27, 2019
Automatic early redemption:	If, on any determination date (other than the final determination date), the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the contingent payment date immediately following that determination date. The securities will not be redeemed early if the closing price of any underlier is less than its initial underlier value on the related determination date. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount per security equal to (i) the stated principal amount plus (ii) the contingent quarterly payment otherwise due.
Contingent quarterly payment:

•  If, on any determination date, the closing price of each underlier is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of at least $0.37875 (at least 3.7875% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be determined on the pricing date.

•  If, on any determination date, the closing price of any underlier is less than its downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive on the maturity date a cash payment per security determined as follows:

•  If the final underlier value of each underlier is greater than or equal to its downside threshold level:

(i) stated principal amount plus (ii) the contingent quarterly payment otherwise due

•  If the final underlier value of any underlier is less than its downside threshold level:

stated principal amount × underlier performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be less than the stated principal amount of $10 and will represent a loss of more than 30%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$10	$10	$0.15(2) $0.05(3)	$9.80
Total	$	$	$	$

(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $9.400 and $9.630 per security. The estimated value is expected to be less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.15 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 12 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 18, 2016	Prospectus Supplement dated July 18, 2016

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Terms continued from previous page:
Downside threshold level*:

With respect to the common stock of Amazon: $       , which is equal to 70% of its initial underlier value (rounded to three decimal places)

With respect to the American depositary shares of Alibaba: $       , which is equal to 70% of its initial underlier value (rounded to three decimal places)

With respect to the Class A common stock of Alphabet: $       , which is equal to 70% of its initial underlier value (rounded to three decimal places)

Initial underlier value*:

With respect to the common stock of Amazon: $       , which is the closing price of that underlier on the pricing date

With respect to the American depositary shares of Alibaba: $       , which is the closing price of that underlier on the pricing date

With respect to the Class A common stock of Alphabet: $       , which is the closing price of that underlier on the pricing date

Final underlier value*:	With respect to each underlier, the closing price of that underlier on the final determination date
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worst performing underlier:	The underlier with the lowest underlier performance factor
Determination dates†:	February 22, 2018, May 22, 2018, August 22, 2018, November 23, 2018, February 22, 2019, May 22, 2019, August 22, 2019 and November 22, 2019. We also refer to November 22, 2019 as the final determination date.
Contingent payment dates†:	February 27, 2018, May 25, 2018, August 27, 2018, November 28, 2018, February 27, 2019, May 28, 2019, August 27, 2019 and the maturity date
Closing price*:	With respect to each underlier, closing price has the meaning set forth under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06746N634 / US06746N6343
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	In the case of certain corporate events related to an underlier, the calculation agent may adjust any variable, including but not limited to, that underlier and the initial underlier value, final underlier value, downside threshold level and closing price of that underlier, if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that underlier. The calculation agent may accelerate the maturity date upon the occurrence of certain reorganization events and additional adjustment events. For more information, see “Reference Assets—Equity Securities—American Depositary Shares and Deposit Agreements “ and “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.
†	Expected. In the event that we make any change to the pricing date or the original issue date, the determination dates, the contingent payment dates and/or the maturity date may be changed so that the stated term of the securities remains the same. Each determination date may be postponed if that determination date is not a scheduled trading day with respect to any underlier or if a market disruption event occurs with respect to any underlier on that determination date as described under “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset” and “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, a contingent payment date and/or the maturity date will be postponed if that day is not a business day or if the relevant determination date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
Barclays Capital Inc.

November 2017	Page 2

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated July 18, 2016, as supplemented by the prospectus supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000119312516650074/d219304df3asr.htm

Prospectus supplement dated July 18, 2016:
http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

November 2017	Page 3

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 12 of this document.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

November 2017	Page 4

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities due November 27, 2019 Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc., which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to at least $0.37875 (at least 3.7875% of the stated principal amount), with respect to each quarterly determination date on which the closing price of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a downside threshold level. However, if the closing price of any underlier is less than its downside threshold level on a determination date, investors will not receive any contingent quarterly payment for that determination date. The actual contingent quarterly payment will be determined on the pricing date. The closing price of at least one of the underliers could be below its downside threshold level on most or all of the determination dates so that you receive few or no contingent quarterly payments over the term of the securities.

If the closing price of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment otherwise due. If the securities are automatically redeemed prior to maturity, investors will receive no further contingent quarterly payments. At maturity, if the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity will be equal to the stated principal amount plus the contingent quarterly payment otherwise due. However, if the securities have not previously been redeemed and the final underlier value of any underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Investors in the securities must be willing and able to accept the risk of losing their entire initial investment based on the performance of the worst performing underlier and also the risk of not receiving any contingent quarterly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlier.

Key Investment Rationale

The securities offer investors an opportunity to receive a contingent quarterly payment of at least $0.37875 (at least 3.7875% of the stated principal amount) with respect to each determination date on which the closing price of each underlier is greater than or equal to its downside threshold level. The actual contingent quarterly payment will be determined on the pricing date. If, on any determination date (other than the final determination date), the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed prior to maturity for the stated principal amount per security plus the contingent quarterly payment otherwise due. The following scenarios reflect the potential payments, if any, on the securities:

Scenario 1

On any determination date (other than the final determination date), the closing price of each underlier is greater than or equal to its initial underlier value.

▪     The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment otherwise due.

▪     Investors will not participate in any appreciation of any underlier from its initial underlier value and will receive no further contingent quarterly payments.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪     The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment otherwise due.

▪     Investors will not participate in any appreciation of any underlier from its initial underlier value.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level.

▪     The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worst performing underlier. In this case, at maturity, the securities pay less than 70% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value of the worst performing underlier from its initial underlier value. For example, if the final underlier value of the worst performing underlier is 55% less than its initial underlier value, the securities will pay $4.50 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. Investors will lose a significant portion and may lose all of their principal in this scenario.

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Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Selected Purchase Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You do not anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, and you are willing and able to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You do not anticipate that the closing price of any underlier will be less than its downside threshold level on any determination date, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent quarterly payments over the term of the securities.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You are willing and able to forgo participation in any appreciation of any underlier, and you understand that any return on your investment will be limited to the contingent quarterly payments that may be payable on the securities.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the underliers, nor will you have any voting rights with respect to the underliers.

▪	You are willing and able to accept the risk that the securities may be automatically redeemed prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You anticipate that the closing price of any underlier will be less than its downside threshold level on one or more determination dates, or you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent quarterly payments over the term of the securities.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You seek exposure to any upside performance of the underliers or you seek an investment with a return that is not limited to the contingent quarterly payments that may be payable on the securities.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the underliers.

▪	You are unwilling or unable to accept the risk that the securities may be automatically redeemed prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus and the prospectus supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing price of each underlier on the determination dates.

Diagram #1: Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an automatic early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Principal at Risk Securities

Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: $100.00
Hypothetical Downside Threshold Levels:	With respect to each underlier: $70.000, which is 70% of its hypothetical initial underlier value
Hypothetical Contingent Quarterly Payment:	$0.37875 (3.7875% of the stated principal amount). The actual contingent quarterly payment will be set on the pricing date and will be at least 3.7875% of the stated principal amount.
Stated Principal Amount:	$10 per security

* Terms used for purposes of these hypothetical examples may not represent the actual initial underlier values, downside threshold levels or contingent quarterly payment applicable to the securities. In particular, the hypothetical initial underlier value of $100.00 for each underlier used in these examples has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value for any underlier. Please see “Amazon.com, Inc. Overview,” “Alibaba Group Holding Limited Overview” and “Alphabet Inc. Overview” below for recent actual values of the underliers. The actual initial underlier values, downside threshold levels and contingent quarterly payment applicable to the securities will be determined on the pricing date.

The examples below are based on the worst performing underlier as of each determination date. We make no representation or warranty as to which of the underliers will be the worst performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing price of any underlier will be on any determination date. For purposes of the examples below, the “worst performing underlier” on any determination date will be the underlier with the largest percentage decline from its initial underlier value to its closing price on that determination date.

In Examples 1 and 2, the closing price of each underlier is greater than or equal to its hypothetical initial underlier value of $100.00 on one of the determination dates prior to the final determination date (the actual initial underlier values will be determined on the pricing date). Because the closing price of each underlier is greater than or equal to its initial underlier value on one of the determination dates prior to the final determination date, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price of at least one of the underliers on the determination dates prior to the final determination date is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

November 2017	Page 9

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Price of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$65.00	$0	N/A	$95.00	$0.37875	N/A
#2	$100.00	—*	$10.37875	$50.00	$0	N/A
#3	N/A	N/A	N/A	$65.00	$0	N/A
#4	N/A	N/A	N/A	$68.00	$0	N/A
#5	N/A	N/A	N/A	$80.00	$0.37875	N/A
#6	N/A	N/A	N/A	$125.00	—*	$10.37875
#7	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* If the securities are automatically redeemed, the early redemption payment will include the contingent quarterly payment otherwise due.

In Example 1, the securities are automatically redeemed following the second determination date, as the closing price of each underlier on the second determination date is greater than or equal to its initial underlier value. Following the second determination date, you receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $10 + $0.37875 = $10.37875

In this example, the automatic early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

In Example 2, the securities are automatically redeemed following the sixth determination date, as the closing price of each underlier on the sixth determination date is greater than its initial underlier value. As the closing prices of each underlier on the first and fifth determination dates are greater than or equal to its downside threshold level, you receive the contingent quarterly payment of $0.37875 with respect to those determination dates. Following the sixth determination date, you receive an early redemption payment of $10.37875, which includes the contingent quarterly payment with respect to that determination date.

In this example, the automatic early redemption feature limits the term of your investment to approximately 18 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the worst performing underlier has appreciated by 25% from its initial underlier value on the sixth determination date, upon automatic early redemption, you receive only $10.37875 per security and do not benefit from the appreciation of any underlier.

November 2017	Page 10

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Price of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$65.00	$0	N/A	$45.00	$0	N/A
#2	$67.00	$0	N/A	$60.00	$0	N/A
#3	$60.00	$0	N/A	$57.50	$0	N/A
#4	$55.00	$0	N/A	$65.00	$0	N/A
#5	$45.00	$0	N/A	$68.00	$0	N/A
#6	$40.00	$0	N/A	$60.00	$0	N/A
#7	$45.00	$0	N/A	$65.00	$0	N/A
Final Determination Date	$50.00	$0	N/A	$80.00	—*	N/A
Payment at Maturity	$5.00			$10.37875

* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worst performing underlier.

In Example 3, the closing price of at least one underlier is below its downside threshold level on each determination date throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing prices of the other underliers on any of the determination dates have appreciated or have not declined below their respective downside threshold levels. In addition, because the final underlier value of the worst performing underlier is less than its downside threshold level, at maturity, you are fully exposed to the decline in the closing price of the worst performing underlier. Thus, investors will receive a cash payment at maturity that is significantly less than the stated principal amount per security, calculated as follows:

($10 × underlier performance factor of the worst performing underlier)

= $10 × (final underlier value of the worst performing underlier / initial underlier value of the worst performing underlier)

= $10 × ($50.00 / $100.00) = $5.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

In Example 4, the closing price of at least one underlier is below its downside threshold level on each of the determination dates prior to the final determination date. As a result, you do not receive any contingent quarterly payments following those determination dates, even if the closing prices of the other underliers on those determination dates have appreciated or have not declined below their respective downside threshold levels. In addition, the closing price of the worst performing underlier decreases to a final underlier value of $80.00. Although the final underlier value of the worst performing underlier is less than its initial underlier value, because the final underlier value of the worst performing underlier is still not less than its downside threshold level, you receive the stated principal amount plus a contingent quarterly payment. Your payment at maturity is calculated as follows:

$10 + $0.37875 = $10.37875

In this example, although the final underlier value of the worst performing underlier represents a 20% decline from its initial underlier value, you receive the stated principal amount per security plus the contingent quarterly payment otherwise due, equal to a total payment of $10.37875 per security at maturity.

November 2017	Page 11

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to the Securities Generally”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities”; and

o	“Risk Factors—Additional Risks Relating to Securities That We May Call or Redeem (Automatically or Otherwise).”

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of any underlier is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worst performing underlier. Under these circumstances, your payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing price of any underlier on the applicable determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing price of each underlier is greater than or equal to its downside threshold level on the related determination date. If the closing price of any underlier is below its downside threshold level on any determination date, you will not receive a contingent quarterly payment for the related quarterly period. The closing price of any underlier could be below its downside threshold level on most or all of the determination dates so that you receive few or no contingent quarterly payments over the term of the securities. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

November 2017	Page 12

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

▪	You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers. To receive any contingent quarterly payments, each underlier must close at or above its downside threshold level on the applicable determination date. In addition, if the securities have not been automatically redeemed early and any underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlier over the term of the securities on a 1-to-1 basis, even if the other underliers have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worst performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With three underliers, it is more likely that any underlier will close below its downside threshold level on any determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment. In addition, because each underlier must close above its initial underlier value on a quarterly determination date (other than the final determination date) in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination date (other than the final determination date) than if the securities were linked to just one underlier.

▪	Automatic early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

▪	Contingent repayment of principal applies only at maturity. You should be willing and able to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its downside threshold level.

▪	You will not participate in any appreciation in the value of any underlier. You will not participate in any appreciation in the value of any underlier from its initial underlier value even though you will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. The return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of each underlier is greater than or equal to its downside threshold level.

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The contingent quarterly payment is based solely on the closing price of each underlier on the determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing price of each underlier on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment with respect to a quarterly period until the related determination date. Moreover, because each contingent quarterly payment is based solely on the closing price of each underlier on a specific determination date, if the closing price of any underlier on that determination date is less than its downside threshold level, you will not receive any contingent quarterly payment with respect to the related quarterly period, even if the closing price of that underlier was higher on other days during the term of the securities.

November 2017	Page 13

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

▪	The securities are subject to volatility risk. Volatility is a measure of the degree of variation in the prices of the underliers over a period of time. The contingent quarterly payment will be determined on the pricing date based on a number of factors, including the expected volatility of the underliers. The contingent quarterly payment will be higher than the fixed rate that we would pay on a conventional debt security of the same tenor and will be higher than it otherwise would have been had the expected volatility of the underliers, calculated as of the pricing date, been lower. As volatility of an underlier increases, there will typically be a greater likelihood that (a) the closing price of that underlier will be less than its downside threshold level on one or more determination dates and (b) the final underlier value of that underlier will be less than its downside threshold level.

Accordingly, you should understand that a higher contingent quarterly payment will reflect, among other things, an indication of a greater likelihood that you will (a) not receive contingent quarterly payments with respect to one or more determination dates and/or (b) incur a loss of principal at maturity than would have been the case had the contingent quarterly payment been lower. In addition, actual volatility over the term of the securities may be significantly higher than the expected volatility at the time the terms of the securities were determined. If actual volatility is higher than expected, you will face an even greater risk that you will not receive contingent quarterly payments and/or that you will lose a significant portion or all of your principal at maturity for the reasons described above.

▪	Investing in the securities is not equivalent to investing in any or all underliers. Investors in the securities will not own any or all underliers or have voting rights or rights to receive dividends or other distributions or any other rights with respect to any or all underliers.

▪	No affiliation with the issuers of the underliers. The issuers of the underliers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the issuer of any underlier in connection with this offering.

▪	Single equity risk. The price of each underlier can rise or fall sharply due to factors specific to each underlier and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each underlier.

▪	We may engage in business with or involving any issuer of any underlier without regard to your interests. We or our affiliates may presently or from time to time engage in business with any issuer of any underlier without regard to your interests and thus may acquire non-public information about any issuer of any underlier. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to any issuer of any underlier, which may or may not recommend that investors buy or hold any underlier.

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect each underlier. Barclays Bank PLC, as calculation agent, will adjust the amount payable at maturity for certain corporate events affecting any underlier, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of any underlier, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect any underlier. For example, the calculation agent is not required to make any adjustments if the issuer of any underlier or anyone else makes a partial tender or partial exchange offer for any underlier, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

▪	Risks associated with non-U.S. companies with respect to the American depositary shares of Alibaba. An investment linked in-part to the value of securities issued by non-U.S. companies, such as the American depositary shares of Alibaba, which are issued by a company incorporated under the laws of the Cayman Islands with its principal executive office located in Hong Kong and primary operations located in China, involves risks associated with such countries of organization and operation. The prices of such company’s securities may be affected by political, economic, financial and social factors in such countries, including changes in such countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

▪	There are important differences between the American depositary shares and the ordinary shares of Alibaba. You should be aware that your return on the securities is linked in-part to the price of American depositary shares representing the ordinary shares of Alibaba and not the underlying ordinary shares of Alibaba. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. Each American depositary share is a security evidenced by American depositary receipts, each of which represents one ordinary share of Alibaba. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the relevant non-U.S. issuer, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of Alibaba may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your securities.

November 2017	Page 14

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

▪	Exchange rate risk with respect to the American depositary shares of Alibaba. Because American depositary shares of Alibaba are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares of Alibaba. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for the securities.

▪	The securities are subject to risks associated with non-U.S. securities markets with respect to the American depositary shares of Alibaba. Because non-U.S. equity securities underlying the American depositary shares of Alibaba may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in the securities involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Emerging markets risk with respect to the American depositary shares of Alibaba. An investment linked in-part to securities issued by companies that are organized in or do all or a substantial portion of their business in emerging markets, such as the American depositary shares of Alibaba, involves many risks beyond those involved in an investment linked to securities issued by companies that are organized in or do business primarily in developed markets, including, but not limited to: economic, social, political, financial and military conditions in the emerging markets, including especially political uncertainty and financial instability; the increased likelihood of restrictions on export or currency conversion in the emerging markets; the greater potential for an inflationary environment in the emerging markets; the possibility of nationalization or confiscation of assets; the greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and less liquidity in emerging market currency markets than in those of developed markets. The currencies of emerging markets may be more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. Moreover, the emerging market economies may differ favorably or unfavorably from developed market economies in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	In some circumstances, the payment you receive on the securities may be based on the stock of another company and not one of the underliers. Following certain corporate events relating to the issuer of each underlier where such issuer is not the surviving entity, your return on the securities paid by Barclays Bank PLC may be based on the shares of a successor to the respective underlier issuer or any cash or any other assets distributed to holders of the underlier in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. For more information, see “Reference Assets—Equity Securities—American Depositary Shares and Deposit Agreements “ and “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the prospectus supplement.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier values and, as a result, the downside threshold levels, which are the prices at or above which the respective underliers must close on each determination date in order for you to receive a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the values of the underliers on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the

November 2017	Page 15

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the closing price of any underlier has been, or is expected to be, below its downside threshold level on any determination date;

o	correlation (or lack of correlation) of the underliers;

o	dividend rates on the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the underliers and that may affect the final underlier values;

o	the occurrence of certain events affecting each underlier that may or may not require an adjustment of the initial underlier value or other variables; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Amazon.com, Inc. Overview,” “Alibaba Group Holding Limited Overview” and “Alphabet Inc. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is expected to be lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities

November 2017	Page 16

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underliers. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of an underlier is to be determined; determining whether to adjust any variable described herein in the case of certain corporate events related to an underlier that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of that underlier; and determining whether to accelerate the maturity date upon the occurrence of certain reorganization events and additional adjustment events. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

November 2017	Page 17

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Amazon.com, Inc. Overview

According to publicly available information, Amazon serves consumers through retail websites, offers programs that enable sellers to sell their products, serves developers and enterprises with compute, storage, database and other service offerings and serves authors and independent publishers with Kindle Direct Publishing.

Information filed by Amazon with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 000-22513. Amazon’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “AMZN.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Amazon can be located on a website maintained by the SEC at http://www.sec.gov by reference to Amazon’s SEC file number provided above.

The summary information above regarding Amazon comes from Amazon’s SEC filings. You are urged to refer to the SEC filings made by Amazon and to other publicly available information (such as Amazon’s annual report) to obtain an understanding of Amazon’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information obtained from outside sources.

Information about the common stock of Amazon as of market close on November 9, 2017:

Bloomberg Ticker Symbol:	AMZN	52 Week High:	$1,132.88
Current Closing Price:	$1,129.13	52 Week Low:	$719.07
52 Weeks Ago (11/10/2016):	$742.38

The following table sets forth the published high, low and period-end closing prices of the common stock of Amazon for each quarter for the period of January 3, 2012 through November 9, 2017. The associated graph shows the closing prices of the common stock of Amazon for each day in the same period. The closing price of the common stock of Amazon on November 9, 2017 was $1,129.13. We obtained the closing prices of the common stock of Amazon from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the common stock of Amazon should not be taken as an indication of future performance. Future performance of the common stock of Amazon may differ significantly from historical performance, and no assurance can be given as to the closing price of the common stock of Amazon during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the common stock of Amazon will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Common Stock of Amazon	High	Low	Period End
2012
First Quarter	$205.44	$175.93	$202.51
Second Quarter	$231.90	$185.50	$228.35
Third Quarter	$261.68	$215.36	$254.32
Fourth Quarter	$261.50	$220.64	$251.14
2013
First Quarter	$283.99	$253.39	$266.49
Second Quarter	$281.76	$248.23	$277.69
Third Quarter	$318.12	$280.93	$312.64
Fourth Quarter	$404.39	$298.23	$398.79
2014
First Quarter	$407.05	$336.52	$336.52
Second Quarter	$342.99	$288.32	$324.78
Third Quarter	$360.84	$307.06	$322.44
Fourth Quarter	$338.64	$287.06	$310.35

November 2017	Page 18

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Common Stock of Amazon	High	Low	Period End
2015
First Quarter	$387.83	$286.95	$372.10
Second Quarter	$445.99	$370.26	$434.09
Third Quarter	$548.39	$429.70	$511.89
Fourth Quarter	$693.97	$520.72	$675.89
2016
First Quarter	$636.99	$482.07	$593.64
Second Quarter	$728.24	$586.14	$715.62
Third Quarter	$837.31	$725.68	$837.31
Fourth Quarter	$844.36	$719.07	$749.87
2017
First Quarter	$886.54	$753.67	$886.54
Second Quarter	$1,011.34	$884.67	$968.00
Third Quarter	$1,052.80	$938.60	$961.35
Fourth Quarter (through November 9, 2017)	$1,132.88	$957.10	$1,129.13

Amazon common stock — daily closing prices* January 3, 2012 to November 9, 2017

* The dotted line indicates a hypothetical downside threshold level of 70% of the closing price of the common stock of Amazon on November 9, 2017. The actual downside threshold level will be equal to 70% of the initial underlier value of the common stock of Amazon.

Past performance is not indicative of future results.

November 2017	Page 19

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Alibaba Group Holding Limited Overview

According to publicly available information, Alibaba is an online and mobile commerce company.

Information filed by Amazon with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 001-36614. Alibaba’s American depositary shares are listed on the New York Stock Exchange under the ticker symbol “BABA.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Amazon can be located on a website maintained by the SEC at http://www.sec.gov by reference to Amazon’s SEC file number provided above.

The summary information above regarding Amazon comes from Amazon’s SEC filings. You are urged to refer to the SEC filings made by Amazon and to other publicly available information (such as Amazon’s annual report) to obtain an understanding of Amazon’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information obtained from outside sources.

Information about the American depositary shares of Alibaba as of market close on November 9, 2017:

Bloomberg Ticker Symbol:	BABA	52 Week High:	$188.51
Current Closing Price:	$185.13	52 Week Low:	$86.79
52 Weeks Ago (11/10/2016):	$94.34

The following table sets forth the published high, low and period-end closing prices of the American depositary shares of Alibaba for each quarter for the period of September 19, 2014 through November 9, 2017. The associated graph shows the closing prices of the American depositary shares of Alibaba for each day in the same period. The American depositary shares of Alibaba began trading on the New York Stock Exchange on September 19, 2014 and therefore has limited performance history. The closing price of the American depositary shares of Alibaba on November 9, 2017 was $185.13. We obtained the closing prices of the American depositary shares of Alibaba from Bloomberg, without independent verification. Historical performance of the American depositary shares of Alibaba should not be taken as an indication of future performance. Future performance of the American depositary shares of Alibaba may differ significantly from historical performance, and no assurance can be given as to the closing price of the American depositary shares of Alibaba during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the American depositary shares of Alibaba will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

American Depositary Shares of Alibaba	High	Low	Period End
2014
Third Quarter (commencing September 19, 2014)*	$93.89	$87.17	$88.85
Fourth Quarter	$119.15	$84.95	$103.94
2015
First Quarter	$105.03	$81.58	$83.24
Second Quarter	$93.88	$79.54	$82.27
Third Quarter	$84.15	$57.39	$58.97
Fourth Quarter	$85.40	$58.87	$81.27
2016
First Quarter	$79.03	$60.57	$79.03
Second Quarter	$82.00	$74.23	$79.53
Third Quarter	$109.36	$78.64	$105.79
Fourth Quarter	$108.41	$86.79	$87.81
2017
First Quarter	$109.51	$88.60	$107.83
Second Quarter	$143.95	$107.44	$140.90
Third Quarter	$180.07	$140.99	$172.71
Fourth Quarter (through November 9, 2017)	$188.51	$170.22	$185.13

November 2017	Page 20

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

* The underlier commenced trading on the New York Stock Exchange on September 19, 2014 and therefore has limited historical performance. For this reason, available information for the third quarter of 2014 includes data for the period from September 19, 2014 through September 30, 2014. Accordingly, the “High,” “Low” and “Period End” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

Alibaba American depositary shares — daily closing prices* September 19, 2014 to November 9, 2017

* The dotted line indicates a hypothetical downside threshold level of 70% of the closing price of the American depositary shares of Alibaba on November 9, 2017. The actual downside threshold level will be equal to 70% of the initial underlier value of the American depositary shares of Alibaba.

Past performance is not indicative of future results.

November 2017	Page 21

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Alphabet, Inc. Overview

According to publicly available information, Alphabet is a holding company that, through its subsidiaries (which include Google Inc.), provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products. Alphabet became the successor SEC registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet’s Class A common stock began trading on The NASDAQ Stock Market on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s Class A common stock previously traded.

Information filed by Alphabet with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 001-36380.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Alphabet can be located on a website maintained by the SEC at http://www.sec.gov by reference to Alphabet’s SEC file number provided above.

The summary information above regarding Alphabet comes from Alphabet’s SEC filings. You are urged to refer to the SEC filings made by Alphabet and to other publicly available information (such as Alphabet’s annual report) to obtain an understanding of Alphabet’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information obtained from outside sources.

Information about the Class A common stock of Alphabet as of market close on November 9, 2017:

Bloomberg Ticker Symbol:	GOOGL	52 Week High:	$1,058.29
Current Closing Price:	$1,047.72	52 Week Low:	$753.22
52 Weeks Ago (11/10/2016):	$780.29

The following table sets forth the published high, low and period-end closing prices of the Class A common stock of Google Inc. and the Class A common stock of Alphabet for each quarter for the period of January 3, 2012 through November 9, 2017. The associated graph shows the closing prices of the Class A common stock of Google Inc. or the Class A common stock of Alphabet, as applicable, for each day in the same period. The data in the table and graph prior to October 5, 2015 reflects the performance of the Class A common stock of Google Inc., and the data in the table and graph on and after October 5, 2015 reflects the performance of the Class A Common Stock of Alphabet. The closing price of the Class A common stock of Alphabet on November 9, 2017 was $1,047.72. We obtained the closing prices from Bloomberg, without independent verification. Historical performance of the Class A common stock of Google Inc. and the Class A common stock of Alphabet should not be taken as an indication of future performance. Future performance of the Class A common stock of Alphabet may differ significantly from historical performance, and no assurance can be given as to the closing price of the Class A common stock of Alphabet during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the Class A common stock of Alphabet will result in the return of any of your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Class A common stock of Google Inc. and Class A Common Stock of Alphabet	High	Low	Period End
2012
First Quarter	$334.46	$284.33	$320.93
Second Quarter	$325.82	$279.80	$290.32
Third Quarter	$378.62	$285.52	$377.62
Fourth Quarter	$384.40	$323.90	$355.03
2013
First Quarter	$419.75	$351.78	$397.40
Second Quarter	$458.39	$383.05	$440.61
Third Quarter	$462.79	$423.86	$438.38
Fourth Quarter	$560.90	$427.25	$560.90
2014
First Quarter	$610.68	$551.15	$557.80
Second Quarter	$585.93	$518.00	$584.67
Third Quarter	$605.40	$571.81	$588.41
Fourth Quarter	$587.78	$498.16	$530.66

November 2017	Page 22

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Class A common stock of Google Inc. and Class A Common Stock of Alphabet	High	Low	Period End
2015
First Quarter	$581.44	$497.06	$554.70
Second Quarter	$573.66	$532.74	$540.04
Third Quarter	$699.62	$541.70	$638.37
Fourth Quarter	$793.96	$642.00	$778.01
2016
First Quarter	$780.91	$701.02	$762.90
Second Quarter	$787.68	$681.14	$703.53
Third Quarter	$815.95	$704.89	$804.06
Fourth Quarter	$835.74	$753.22	$792.45
2017
First Quarter	$872.37	$807.77	$847.80
Second Quarter	$1,004.28	$839.88	$929.68
Third Quarter	$998.31	$919.46	$973.72
Fourth Quarter (through November 9, 2017)	$1,058.29	$966.78	$1,047.72

* The data in the above table prior to October 5, 2015 reflects the performance of the Class A common stock of Google Inc. and the data on and after October 5, 2015 reflects the performance of the Class A common stock of Alphabet.

Google Inc. Class A common stock and Alphabet Class A common stock* — daily closing prices** January 3, 2012 to November 9, 2017

* The vertical red line indicates October 5, 2015. The performance to the left of the vertical red line reflects the Class A common stock of Google Inc. and the performance to the right of the vertical red line reflects the Class A common stock of Alphabet.

** The horizontal dotted line indicates a hypothetical downside threshold level of 70% of the closing price of the Class A common stock of Alphabet on November 9, 2017. The actual downside threshold level will be equal to 70% of the initial underlier value of the Class A common stock of Alphabet.

Past performance is not indicative of future results.

November 2017	Page 23

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Record date:	One business day prior to the related contingent payment date
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” exclude from their scope instruments issued in 2017 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further

November 2017	Page 24

Contingent Income Auto-Callable Securities due November 27, 2019

Based on the Value of the Worst Performing of the Common Stock of Amazon.com, Inc., the American Depositary Shares of Alibaba Group Holding Limited and the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.
Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.15 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

We expect that delivery of the securities will be made against payment for the securities on the original issue date indicated on the cover of this document, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

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